As filed with the Securities and Exchange Commission on March 27, 1997.

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             PALM HARBOR HOMES, INC.
             (Exact Name of Registrant as Specified in its Charter)


              FLORIDA                                      59-1036634
  (State or Other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                     Identification Number)

       15303 DALLAS PARKWAY                                  75248
             SUITE 800                                     (Zip Code)
           DALLAS, TEXAS
       (Address of Principal
        Executive Officers)

                  PALM HARBOR HOMES, INC. EMPLOYEE SAVINGS PLAN
                            (Full Title of the Plan)

                                    LEE POSEY
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                             PALM HARBOR HOMES, INC.
                              15303 DALLAS PARKWAY
                                    SUITE 800
                               DALLAS, TEXAS 75248
                     (Name and Address of Agent for Service)

                                 (972) 991-2422
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               GINA E. BETTS, ESQ.
                           LIDDELL, SAPP, ZIVLEY, HILL
                                & LaBOON, L.L.P.
                           2200 ROSS AVENUE, SUITE 900
                               DALLAS, TEXAS 75201

                         CALCULATION OF REGISTRATION FEE

                                              Proposed             Proposed
                                              Maximum              Maximum                 Amount of
Tile of Securities to be   Amount to be    Offering Price          Aggregate             Registration
registered (1)              Registered       Per Share         Offering Price (2)           Fee (3)
--------------              ----------       ---------         ------------------           -------
Common Stock, par              N/A              N/A                $10,000,000              $3,031
value $0.01 per share

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
     (2) Estimated solely for the purpose of determining the  registration  fee.
     (3) Calculated pursuant to Rule 457(o).

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (a) above.

          (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 6, 1995, filed pursuant to Section 12(g) of the Exchange Act, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant or by the Plan pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act (including the Plan's latest annual report) prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Restated Articles of Incorporation provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

     The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care as a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal law, unless the director has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibit is filed herewith:

23.1 Consent of Ernst & Young LLP.

The Company shall submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

          (1)  The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii)To include  any  material  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 21st day of March, 1997.


                                                      PALM HARBOR HOMES, INC.


                                                           /s/ Lee Posey
                                                             Lee Posey
                                                     Chairman of the Board and
                                                      Chief Executive Officer


Each person whose signature appears below constitutes and appoints Lee Posey and Kelly Tacke, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                        Title                             Date
---------                                        -----                             ----
/s/ Lee Posey                        Chairman of the Board and Chief
--------------
Lee Posey                            Executive Officer                         March 21, 1997

/s/ Kelly Tacke                      Vice President - Finance and Chief
-------------------
Kelly Tacke                          Financial Officer                         March 21, 1997

/s/ William R. Thomas
---------------------
William R. Thomas                    Director                                  March 21, 1997

/s/ John H. Wilson
------------------
John H. Wilson                       Director                                  March 21, 1997

/s/ Larry H. Keener
-------------------
Larry H. Keener                      Director                                  March 21, 1997

/s/ A. Gary Shilling
--------------------
A. Gary Shilling                     Director                                  March 21, 1997

/s/ Walter D. Rosenberg
-----------------------
Walter D. Rosenberg                  Director                                  March 21, 1997

/s/ Frederick R. Meyer
----------------------
Frederick R. Meyer                   Director                                  March 21, 1997


                                     II - 4






/s/ Scott W. Chaney                  Director                                  March 21, 1997
-------------------
Scott W. Chaney


Pursuant to the requirements of the Securities Act of 1933, the trustee of the Palm Harbor Homes, Inc. Employee Savings Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized in the City of Covington, State of Kentucky, on March 21, 1997.


FIDELITY MANAGEMENT TRUST COMPANY



By: /s/ Wayne Isaacs
    Wayne Isaacs

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION

23.1                       Consent of Ernst & Young LLP.


                                     II - 6